Exhibit 13.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Ducati Motor Holding S.p.A. (the “Company”), does hereby certify, to such officer’s knowledge, that:

     The Annual Report on Form 20-F for the year ended December 31, 2003 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Dated: June 30, 2004	/s/ Enrico D'Onofrio
	Name:	Enrico D'Onofrio
	Title:	Manager of Finance

Dated: June 30, 2004	/s/ Federico Minoli
	Name:	Federico Minoli
	Title:	Managing Director